EXHIBIT A

Persons who may be Deemed to Control the Reporting Persons

Set forth below is the (i) name, (ii) principal business address and (iii) place of organization of each person who may be deemed, for purposes of this Statement, to control the Reporting Persons.

(i)	4190297 Canada Inc.
(ii)	751 Square Victoria, Montreal (Québec), Canada H2Y 2J3
(iii)	Canada

(i)	3249531 Canada Inc.
(ii)	751 Square Victoria, Montreal (Québec), Canada H2Y 2J3
(iii)	Canada

(i)	Power Corporation of Canada
(ii)	751 Square Victoria, Montreal (Québec), Canada H2Y 2J3
(iii)	Canada

(i)	Gelco Enterprises Ltd.
(ii)	44 Chipman Hill Suite 1000P.O. Box 7289, Station A, Saint John, New Brunswick, Canada E2L 2A9
(iii)	Canada

(i)	Nordex Inc.
(ii)	44 Chipman Hill Suite 1000P.O. Box 7289, Station A, Saint John, New Brunswick, Canada E2L 2A9
(iii)	Canada